Exhibit 99.1

ANSYS Reports Strong Core Revenue Growth and Robust Operating Results for the Third Quarter

  Company Successfully Closes Ansoft Acquisition
  Company Provides Initial 2009 Outlook

SOUTHPOINTE, Pa.--(BUSINESS WIRE)--November 6, 2008--ANSYS, Inc. (NASDAQ: ANSS), a global innovator of simulation software and technologies designed to optimize product development processes, today announced the Company’s third quarter operating results. The Company has also provided its initial outlook for the 2009 fiscal year.

Jim Cashman, president and CEO, commented on the Company’s third quarter 2008 performance stating, “This quarter was another important milestone in the ANSYS journey as we completed the strategic acquisition of Ansoft. We remain optimistic that today’s quarterly report, which includes two months of operations as a combined company, is only the beginning as we continue to focus and execute on our integration plan and long-term strategy for the Company. Despite uncertainties and confidence issues that are predominant in today’s global economy, we continue to forge ahead and deliver business results in-line with our commitments and our proven strategy. We have a strong balance sheet, strong cash flows, solid fundamentals and a disciplined team that will help to steer us through the current business climate. We also believe that we have a resilient business model that can continue to drive profitable growth while we deliver on the ANSYS mission to lead innovation in engineering simulation. Our solid operating performance in the third quarter is a testimony to our belief that engineering simulation solutions remain a high priority for our expanding customer base even in a challenging economic environment. The business pressures on our customers to deliver innovative, high-quality products to the markets, with fewer resources, have never been greater.”

ANSYS’ third quarter and year-to-date 2008 financial results are presented below. The non-GAAP results exclude the income statement effects of stock-based compensation, purchase accounting for deferred revenue and acquisition-related amortization of intangible assets. Non-GAAP and GAAP results reflect:

  Total non-GAAP revenue of $128.8 million in the third quarter of 2008 as compared to $94.0 million in the third quarter of 2007; total non-GAAP revenue of $349.6 million in the first nine months of 2008 as compared to $275.9 million in the first nine months of 2007; total GAAP revenue of $122.2 million in the third quarter of 2008 as compared to $94.0 million in the third quarter of 2007; total GAAP revenue of $343.0 million in the first nine months of 2008 as compared to $274.1 million in the first nine months of 2007;
  A non-GAAP operating profit margin of 45.6% in the third quarter of 2008 as compared to 43.8% in the third quarter of 2007; a non-GAAP operating profit margin of 47.0% in the first nine months of 2008 as compared to 43.3% in the first nine months of 2007; a GAAP operating profit margin of 31.3% in the third quarter of 2008 as compared to 33.6% in the third quarter of 2007; a GAAP operating profit margin of 36.1% in the first nine months of 2008 as compared to 32.4% in the first nine months of 2007;

  Non-GAAP net income of $38.7 million in the third quarter of 2008 as compared to $25.0 million in the third quarter of 2007; non-GAAP net income of $105.8 million in the first nine months of 2008 as compared to $73.0 million in the first nine months of 2007; GAAP net income of $25.8 million in the third quarter of 2008 as compared to GAAP net income of $18.7 million in the third quarter of 2007; GAAP net income of $79.8 million in the first nine months of 2008 as compared to GAAP net income of $53.1 million in the first nine months of 2007; and
  Non-GAAP diluted earnings per share of $0.43 in the third quarter of 2008 as compared to $0.31 in the third quarter of 2007; non-GAAP diluted earnings per share of $1.25 in the first nine months of 2008 as compared to $0.90 in the first nine months of 2007; GAAP diluted earnings per share of $0.29 in the third quarter of 2008 as compared to GAAP diluted earnings per share of $0.23 in the third quarter of 2007; GAAP diluted earnings per share of $0.94 in the first nine months of 2008 as compared to GAAP diluted earnings per share of $0.66 in the first nine months of 2007.
  Operating cash flows of $42.7 million in the third quarter of 2008 as compared to $26.3 million in the third quarter of 2007; operating cash flows of $135.0 million in the first nine months of 2008 as compared to operating cash flows of $85.5 million in the first nine months of 2007.

The Company’s GAAP results reflect stock-based compensation charges of approximately $2.8 million ($2.3 million after tax), or $0.03 diluted earnings per share, for the third quarter of 2008 and approximately $8.7 million ($7.0 million after tax), or $0.08 diluted earnings per share, for the first nine months of 2008.

The non-GAAP financial results highlighted above, and the non-GAAP financial outlook for 2008 and 2009 discussed below, represent non-GAAP financial measures. A reconciliation of these measures to the appropriate GAAP measures, for the three months and nine months ended September 30, 2008 and 2007, and for the 2008 and 2009 financial outlook, is included in the condensed financial information included in this release.

Cashman continued, “Recently, we held our ANSYS 2008 International Users Conference, along with a number of regional user conferences throughout the globe. We received enthusiastic responses from customers and partners not only to our upcoming product launches, but also to our long-term vision and product strategy. We believe that the continued strength of our financial performance validates our strategy to engage customers at new levels driven by the breadth and depth of our world-class simulation capabilities. It also reinforces the importance of continued focus on our customers and their increasingly complex challenges as we build the foundation for the future.”

Cashman concluded by stating, “While we continue to remain optimistic about our near term outlook, and more importantly, our long-term future, we also are faced with the realities and challenges that stem from the economic uncertainty that currently exists across many markets. In spite of these, and as we have demonstrated in the past, we have a combination of internal disciplines and good business visibility which we will use to direct our focus and resources toward delivering results in line with our current outlook for 2009. Our efforts over the last several years have positioned us with a vast array of technologies that set us apart in the industry, continue to bring us new business and increase the adoption rates of ANSYS solutions with our existing customer base. While a great deal of work remains to be done, our strategies and vision have continued to be validated. The opportunity over the long haul appears to be solidifying, and we believe that the ANSYS trajectory of future technology, coupled with our focus on execution and understanding of the business drivers, should enable us to cope with current and future challenges. This is a real testament to all of our employees, partners and expanding array of customers who have propelled us in this endeavor. As we enter into the close of this year, we are committed to continuing to focus and invest to support the needs of our customers and our business, all with an eye toward generating long-term stockholder value.”

Management’s Remaining 2008 and Initial 2009 Financial Outlook

The Company has provided its 2008 and 2009 revenue and earnings per share guidance below. The revenue and earnings per share guidance is provided on both a GAAP basis and a non-GAAP basis. Non-GAAP revenue and non-GAAP diluted earnings per share exclude charges for stock-based compensation, as well as the income statement effects of purchase accounting for deferred revenue and acquisition-related amortization of intangible assets.

Fourth Quarter 2008 Guidance

The Company currently expects the following for the quarter ending December 31, 2008:

  GAAP revenue in the range of $137 - $141 million
  Non-GAAP revenue in the range of $145 - $149 million
  GAAP diluted earnings per share of $0.26 - $0.29
  Non-GAAP diluted earnings per share of $0.43 - $0.45

Fiscal Year 2008 Guidance

The Company currently expects the following for the fiscal year ending December 31, 2008:

  GAAP revenue in the range of $480 - $484 million
  Non-GAAP revenue in the range of $494 - $499 million
  GAAP diluted earnings per share of $1.20 - $1.23
  Non-GAAP diluted earnings per share of $1.68 - $1.70

Fiscal Year 2009 Initial Guidance

The Company currently expects the following for the fiscal year ending December 31, 2009:

  GAAP revenue in the range of $602 - $622 million
  Non-GAAP revenue in the range of $610 - $630 million
  GAAP diluted earnings per share of $1.30 - $1.44
  Non-GAAP diluted earnings per share of $1.84 - $1.90

Non-GAAP revenue and diluted earnings per share are supplemental financial measures and should not be considered as a substitute for, or superior to, revenue and diluted earnings per share determined in accordance with GAAP.

Conference Call Information

ANSYS will hold a conference call at 10:30 a.m. Eastern Time on November 6, 2008 to discuss third quarter results. To participate in the live conference call, dial 888-631-3389 (US & CAN) or 913-312-9305 (INT’L) and enter the passcode “ANSYS” or “26797”. The call will be recorded and a replay will be available approximately two hours after the call ends. The replay will be available for one week by dialing 888-203-1112 (US & CAN) or 719-457-0820 (INT’L) and entering the passcode “ANSYS” or “26797”. The archived webcast can be accessed, along with other financial information, on ANSYS’ website at http://www.ansys.com/corporate/investors.asp.

Use of Non-GAAP Measures

The Company provides non-GAAP revenue, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP regarding the Company’s operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. This press release also contains a reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure.

Management uses non-GAAP financial measures (a) to evaluate the Company’s historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, (e) to assess financial discipline over operational expenditures and (f) as an important factor in determining variable compensation for management and its employees. In addition, many financial analysts that follow our Company focus on and publish both historical results and future projections based on non-GAAP financial measures. We believe that it is in the best interest of our investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested and the Company has historically reported these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company’s competitors and may not be directly comparable to similarly titled measures of the Company’s competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Purchase accounting for deferred revenue. As announced on July 31, 2008, ANSYS acquired Ansoft Corporation. In accordance with the fair value provisions of EITF 01-3, “Accounting in a Business Combination for Deferred Revenue of an Acquiree,” acquired deferred revenue of approximately $7.5 million was recorded on the opening balance sheet, which was approximately $23.5 million lower than the historical carrying value. Although this purchase accounting requirement has no impact on the Company’s business or cash flow, it adversely impacts the Company’s reported GAAP revenue primarily for the first twelve months post-acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company has provided non-GAAP financial measures which exclude the impact of the purchase accounting adjustment. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) to compare past and future reports of financial results of the Company as the revenue reduction related to acquired deferred revenue will not recur when related annual lease licenses and software maintenance contracts are renewed in future periods.

Amortization of intangibles from acquisitions and its related tax impact. The Company incurs amortization of intangibles, included in its GAAP presentation of amortization of software and acquired technology, and amortization expense, related to various acquisitions it has made in recent years. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of the Company during the applicable time period after the acquisition, and it excludes such expenses when making decisions to allocate resources. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past reports of financial results of the Company as the Company has historically reported these non-GAAP financial measures.

Stock-based compensation expense and its related tax impact. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of software licenses, cost of maintenance and service, research and development expense and selling, general and administrative expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company. Specifically, the Company excludes stock-based compensation during its annual budgeting process and its quarterly and annual assessments of the Company’s and management’s performance. The annual budgeting process is the primary mechanism whereby the Company allocates resources to various initiatives and operational requirements. Additionally, the annual review by the board of directors during which it compares the Company’s historical business model and profitability as it relates to the planned business model and profitability for the forthcoming year excludes the impact of stock-based compensation. In evaluating the performance of senior management and department managers, charges related to stock-based compensation are excluded from expenditure and profitability results. In fact, the Company records stock-based compensation expense into a stand-alone cost center for which no single operational manager is responsible or accountable. In this way, management is able to review on a period-to-period basis each manager’s performance and assess financial discipline over operational expenditures without the effect of stock-based compensation. The Company believes that the non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company’s operating results and the effectiveness of the methodology used by management to review the Company’s operating results, and (b) review historical comparability in its financial reporting, as well as comparability with competitors’ operating results.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as listed below:

GAAP Reporting Measure	Non-GAAP Reporting Measure
Revenue	Non-GAAP Revenue
Operating Profit	Non-GAAP Operating Profit
Operating Profit Margin	Non-GAAP Operating Profit Margin
Net Income	Non-GAAP Net Income
Diluted Earnings Per Share	Non-GAAP Diluted Earnings Per Share

About ANSYS, Inc.

ANSYS, Inc., founded in 1970, develops and globally markets engineering simulation software and technologies widely used by engineers and designers across a broad spectrum of industries. The Company focuses on the development of open and flexible solutions that enable users to analyze designs directly on the desktop, providing a common platform for fast, efficient and cost-conscious product development, from design concept to final-stage testing and validation. The Company and its global network of channel partners provide sales, support and training for customers. Headquartered in Canonsburg, Pennsylvania, U.S.A., with more than 60 strategic sales locations throughout the world, ANSYS, Inc. and its subsidiaries employ approximately 1,700 people and distribute ANSYS products through a network of channel partners in over 40 countries. Visit www.ansys.com for more information.

Forward Looking Information

Certain statements contained in the press release regarding matters that are not historical facts, including, but not limited to, statements regarding our projections for revenue and earnings per share for the fourth quarter and fiscal year 2008 and fiscal year 2009 (both GAAP and non-GAAP, as applicable, to exclude purchase accounting for deferred revenue, acquisition-related amortization and stock-based compensation expense), statements about management's views concerning the Company's prospects in the remainder of 2008 and subsequent years, including statements about the strategic acquisition of Ansoft and its importance as a milestone in the ANSYS journey, statements about remaining optimistic that third quarter 2008 performance is only the beginning, statements about continued focus and execution of the Company’s integration plan and long-term strategy, statements about uncertainties and confidence issues predominant in today’s global economy, statements about continuing to forge ahead and deliver business results in-line with the Company’s commitments and proven strategy, statements about the Company’s strong balance sheet, strong cash flows, solid fundamentals and disciplined team, statements about steering through the current business climate, statements about the Company’s resilient business model, continuing to drive profitable growth and delivering on the ANSYS mission to lead innovation in engineering simulation, statements about the Company’s solid operating performance and belief that engineering simulation solutions remain a high priority for the Company’s expanding customer base in a challenging economic environment, statements about business pressures on customers to deliver innovative, high-quality products with fewer resources having never been greater, statements about enthusiastic responses from customers and partners to the Company’s upcoming product launches and long-term vision and product strategy, statements about the continued strength of the Company’s financial performance and validation of the Company’s strategy to engage customers at new levels driven by the breadth and depth of its world-class simulation capabilities, statements about the importance of the Company’s continued focus on customers and their increasingly complex challenges, statements about building the foundation for the future, statements about continuing to remain optimistic about the Company’s 2008 outlook and long-term future, statements about the realities and challenges stemming from the economic uncertainty existing in many markets, statements about the Company’s internal disciplines and good business visibility, statements about directing the Company’s focus and resources toward delivering results in-line with its outlook for 2009, statements about the Company’s vast array of technologies that set it apart in the industry and continue to bring new business and increase adoption rates of ANSYS solutions with its existing customer base, statements about the continued validation of the Company’s strategies and vision, statements about the opportunity over the long haul solidifying, statements about the ANSYS trajectory of future technology, focus on execution and understanding business drivers enabling the Company to cope with current and future challenges, statements about the Company’s expanding array of customers, statements about the Company’s commitment to continuing to focus and invest to support the needs of customers and the Company’s business, statements about generating long-term stockholder value, statements and projections relating to the impact of stock-based compensation, statements regarding management's use of non-GAAP financial measures, statements regarding the Company’s fourth quarter and beyond visibility, and statements regarding the impact of the Ansoft acquisition are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in this press release are subject to risks and uncertainties. These include the risk that the business of ANSYS and Ansoft may not be combined successfully or such combination may take longer or cost more to accomplish than expected, the risk that the indebtedness incurred in connection with the acquisition of Ansoft may negatively impact ANSYS’ flexibility and its financial condition, the risk that operating costs, customer loss and business disruption following the acquisition of Ansoft may be greater than expected, and risks relating to the Company’s reliance on Ansoft’s financial statements. Additional risks include, but are not limited to, the risk of a general economic downturn in one or more of ANSYS' primary geographic regions or industry sectors, the risk that the assumptions underlying ANSYS' anticipated revenues and expenditures will change or prove inaccurate, the risk that ANSYS has overestimated its ability to maintain growth and profitability and control costs, uncertainties regarding the demand for ANSYS' products and services in future periods, the risk that ANSYS has overestimated the strength of the demand among its customers for its products, risks of problems arising from customer contract cancellations, uncertainties regarding customer acceptance of new products, the risk that ANSYS' operating results will be adversely affected by possible delays in developing, completing, or shipping new or enhanced products, risks that enhancements to the Company's products may not produce anticipated sales, uncertainties regarding fluctuations in quarterly results, including uncertainties regarding the timing of orders from significant customers, and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the Securities and Exchange Commission, including ANSYS, Inc.'s 2007 Annual Report and Form 10-K, as amended. We undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information or future events, after the date they were made.

ANSYS, ANSYS Workbench, Ansoft, AUTODYN, CFX, FLUENT and any and all ANSYS, Inc. brand, product, service and feature names, logos and slogans are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries in the United States or other countries. All other brand, product, service and feature names or trademarks are the property of their respective owners.

ANSYS, INC. AND SUBSIDIARIES

Consolidated Statements of Income
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine months Ended
	Sept. 30, 2008	Sept. 30, 2007	Sept. 30, 2008	Sept. 30, 2007
Revenue:
Software licenses	$ 80,226	$61,099	$ 227,777	$177,723
Maintenance and service	42,021	32,935	115,261	96,381
Total revenue	122,247	94,034	343,038	274,104

Cost of sales:
Software licenses	2,508	2,236	6,911	6,756
Amortization	8,120	5,395	18,072	16,119
Maintenance and service	13,959	11,760	41,041	34,327
Total cost of sales	24,587	19,391	66,024	57,202

Gross profit	97,660	74,643	277,014	216,902

Operating expenses:
Selling, general and administrative	36,071	26,596	92,933	80,582
Research and development	20,282	14,198	52,768	40,846
Amortization	3,011	2,239	7,362	6,647
Total operating expenses	59,364	43,033	153,063	128,075

Operating income	38,296	31,610	123,951	88,827

Interest expense	(3,122)	(1,600)	(5,349)	(5,549)
Interest income	1,672	1,273	4,480	3,248
Other (expense) income	(273)	(337)	281	(735)

Income before income tax provision	36,573	30,946	123,363	85,791

Income tax provision	10,798	12,250	43,605	32,688

Net income	$ 25,775	$18,696	$ 79,758	$53,103

Earnings per share – basic
Basic earnings per share	$ 0.30	$0.24	$ 0.99	$0.68
Weighted average shares – basic	85,687	77,981	80,831	77,653

Earnings per share – diluted
Diluted earnings per share	$ 0.29	$0.23	$ 0.94	$0.66
Weighted average shares – diluted	90,117	81,196	84,614	80,938

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
For the three months ended September 30, 2008
(in thousands, except percentages and per share data)
(Unaudited)

	As Reported	Adjustments		Non-GAAP Results
Total revenue	$122,247	$6,598	(1)	$ 128,845

Operating income	38,296	$20,424	(2)	58,720

Operating profit margin	31.3%			45.6%

Net income	$25,775	$12,903	(3)	$ 38,678

Earnings per share - diluted:
Diluted earnings per share	$ 0.29			$ 0.43
Weighted average shares – diluted	90,117			90,117

(1) Amount represents the revenue not reported during the period as a result of the purchase accounting adjustment associated with EITF 01-3, “Accounting in a Business Combination for Deferred Revenue of an Acquiree.”

(2) Amount represents $11.0 million of amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements, and a $2.8 million charge for stock-based compensation, as well as the $6.6 million adjustment to revenue as reflected in (1) above.

(3) Amount represents the impact of the adjustments to operating income referred to in (1) above, adjusted for the related income tax impact of $7.5 million.

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
For the three months ended September 30, 2007
(in thousands, except percentages and per share data)
(Unaudited)

	As Reported	Adjustments		Non-GAAP Results
Total revenue	$ 94,034			$ 94,034

Operating (loss) income	31,610	9,575	(1)	41,185

Operating profit margin	33.6%			43.8%

Net (loss) income	$ 18,696	$ 6,254	(2)	$ 24,950

Earnings per share - diluted:
Diluted earnings per share	$ 0.23			$ 0.31
Weighted average shares – diluted	81,196			81,196

(1) Amount represents $7.5 million of amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements and a $2.1 million charge for stock-based compensation.

(2) Amount represents the impact of the adjustments to operating income referred to in (1) above, adjusted for the related income tax impact of $3.3 million.

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
For the nine months ended September 30, 2008
(in thousands, except percentages and per share data)
(Unaudited)

	As Reported	Adjustments		Non-GAAP Results
Total revenue	$343,038	$6,598	(1)	$349,636

Operating income	123,951	40,421	(2)	164,372

Operating profit margin	36.1%			47.0%

Net income	$79,758	$26,089	(3)	$105,847

Earnings per share - diluted:
Diluted earnings per share	$ 0.94			$ 1.25
Weighted average shares – diluted	84,614			84,614

(1) Amount represents the revenue not reported during the period as a result of the purchase accounting adjustment associated with EITF 01-3, “Accounting in a Business Combination for Deferred Revenue of an Acquiree.”

(2) Amount represents $25.1 million of amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements, an $8.7 million charge for stock-based compensation, as well as the $6.6 million adjustment to revenue as reflected in (1) above.

(3) Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $14.3 million.

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
For the nine months ended September 30, 2007
(in thousands, except percentages and per share data)
(Unaudited)

	As Reported	Adjustments		Non-GAAP Results
Total revenue	$ 274,104	$ 1,829	(1)	$ 275,933

Operating income	88,827	30,588	(2)	119,415

Operating profit margin	32.4%			43.3%

Net income	$ 53,103	$19,921	(3)	$ 73,024

Earnings per share - diluted:
Diluted earnings per share	$ 0.66			$ 0.90
Weighted average shares – diluted	80,938			80,938

(1) Amount represents the revenue not reported during the period as a result of the purchase accounting adjustment associated with EITF 01-3, “Accounting in a Business Combination for Deferred Revenue of an Acquiree.”

(2) Amount represents $22.4 million of amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements, a $6.4 million charge for stock-based compensation, as well as the $1.8 million adjustment to revenue as reflected in (1) above.

(3) Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $10.7 million.

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	September 30,	December 31,
	2008	2007
ASSETS:

Cash & short-term investments	$212,374	$ 171,851
Accounts receivable, net	57,844	48,281
Goodwill	1,056,170	453,689
Other intangibles, net	383,844	176,850
Other assets	130,859	118,621

Total assets	$ 1,841,091	$ 969,292

LIABILITIES & STOCKHOLDERS' EQUITY:

Deferred revenue	$ 147,119	$ 122,799
Long-term debt (including current portion)	300,244	60,146
Other liabilities	231,289	145,137
Stockholders' equity	1,162,439	641,210

Total liabilities & stockholders' equity	$ 1,841,091	$ 969,292

ANSYS, INC. AND SUBSIDIARIES Reconciliation of Forward-Looking Guidance Quarter Ending December 31, 2008

Earnings Per Share Range - Diluted

U.S. GAAP expectation	$0.26 - $0.29
Adjustment to exclude acquisition–related amortization	$0.08 - $0.09
Adjustment to exclude stock–based compensation	$0.03
Adjustment to exclude purchase accounting adjustments to deferred revenue	$0.05

Non-GAAP expectation	$0.43 - $0.45

ANSYS, INC. AND SUBSIDIARIES Reconciliation of Forward-Looking Guidance Year Ending December 31, 2008

Earnings Per Share Range - Diluted

U.S. GAAP expectation	$1.20 - $1.23
Adjustment to exclude purchase accounting adjustments to deferred revenue	$0.10
Adjustment to exclude acquisition–related amortization	$0.26 - $0.27
Adjustment to exclude stock–based compensation	$0.11

Non-GAAP expectation	$1.68 - $1.70

Reconciliation of Forward-Looking Guidance Year Ending December 31, 2009

Earnings Per Share Range - Diluted

U.S. GAAP expectation	$1.30 - $1.44
Adjustment to exclude purchase accounting adjustments to deferred revenue	$0.04 - $0.06
Adjustment to exclude acquisition–related amortization	$0.31 - $0.35
Adjustment to exclude stock–based compensation	$0.11 - $0.13

Non-GAAP expectation	$1.84 - $1.90

CONTACT:
ANSYS, Inc.
Investors: Annette Arribas, 724-514-1782
annette.arribas@ansys.com
or
Media: Kelly Wall, 724-514-3076
kelly.wall@ansys.com